Exhibit 99.1

Plumtree Software Announces Fourth Quarter 2003 Operating Results

Results in Line with Guidance: Revenue Grows to $18.8 Million;
Earnings Per Share ($0.02) GAAP; $0.01 Pro Forma

SAN FRANCISCO, Calif., Jan. 20, 2004 — Enterprise Web leader Plumtree Software (Nasdaq: PLUM) today announced results for its fourth quarter ended December 31, 2003. Revenue for the fourth quarter of 2003 was $18.8 million, compared to $18.5 million in revenue for the third quarter of 2003 and $19.5 million in revenue for the comparable quarter last year. Net loss for the fourth quarter of 2003 calculated in accordance with generally accepted accounting principles (GAAP) was $552,000, or $0.02 per share, compared to a net loss of $373,000, or $0.01 per share, for the third quarter of 2003, and net income of $1.9 million, or $0.06 per share, for the comparable quarter last year. Pro forma net income for the fourth quarter of 2003 was approximately $270,000, or $0.01 per share, compared to pro forma net income of $603,000, or $0.02 per share, for the third quarter of 2003 and pro forma net income of $2.3 million, or $0.08 per share, for the comparable quarter last year.

Pro forma net income excludes charges related to restructuring, charges for amortization of deferred stock-based compensation and amortization of acquired technology, and assumes an effective tax rate of 30% on net income, if any. A reconciliation of these pro forma results to GAAP is included in the financial tables below.

As of December 31, 2003, Plumtree’s cash, cash equivalents and short-term investments totaled approximately $67.7 million, up from $67.3 million in the previous quarter. Plumtree has no long-term debt.

“We are pleased that Plumtree met our stated guidance on revenue and profitability, even as we launched a Radical Openness product strategy to provide equal support for Java and .NET, and invested in new efforts to recruit partners to build applications based on our software,” said Plumtree CEO John Kunze. “To further support our applications strategy, we are aligning our sales force around key industries and channels, which we believe will drive demand for applications-oriented solutions among business audiences and extend our differentiation against the Java-only infrastructure of our competitors.”

“Our vision is of a new generation of applications based on components from all over the Internet, combining traditional systems running on corporate networks with new hosted services. This is an ambitious vision, but we believe our history of innovation in the portal market, the openness of our products and the success of our customers can drive this next stage of growth.”

Fourth Quarter Highlights

Fourth quarter 2003 highlights include:

•	Plumtree completed a record 99 license transactions, including 27 new customers, and two new Fortune 500 customers, NiSource and ITT Industries.

•	Plumtree hosted the largest user conference in the company’s history, attended by over 700 people from 240 organizations, with the support of over 45 partners.

•	Plumtree launched a new applications program, recruiting leading vendors such as Cognos, Siebel, HandySoft, MediaEdge, Lexis-Nexis, Innerlink and SEEC to collaborate with Plumtree on applications based on Plumtree technology.

•	Plumtree unveiled a product strategy of Radical Openness, based on equal support for Java and .NET application servers and development environments, and the ability to incorporate into our solution competing Web and portal technologies.

•	As part of its Radical Openness initiative, Plumtree collaborated with Documentum, BEA Systems and Sun Microsystems to launch an open-source site for sharing portlets developed by our customers. Plumtree was also the first vendor to support not only the Java and Web services portlet standards, but also Microsoft.NET controls as portal components. Plumtree launched a new developer center to support its customers and its partners’ efforts to build portal applications, as part of a major new developer support program.

•	Line56 canvassed over 1,000 organizations in a comprehensive survey of the Enterprise Web market and published findings validating the need for what Plumtree calls Radically Open software to integrate many Web applications hosted on many application servers. According to the survey, most large organizations anticipate supporting over 120 Web applications by the end of this year, hosted on at least three different types of application servers.

•	The Plumtree Corporate Portal was recognized as the leading portal software by META Group, based on both market presence and product performance.

•	Plumtree announced successful deployments at Ford Motor Company, Pioneer Natural Resources, Syncrude, the U.S. Defense Finance Accounting Services, NavCanada, Haynes and Boone LLP and Des Moines University.

Q1 2004 Financial Outlook

Plumtree Software currently anticipates first quarter 2004 revenue to be between $18.0 million and $19.0 million. On a pro forma basis, the company projects first quarter 2004 net income to be between ($0.03) and $0.00 per share. Pro forma net earnings per share in our first quarter outlook excludes charges for amortization of deferred stock-based compensation estimated to be $225,000 and amortization of acquired technology of approximately $395,000, and assumes an effective tax rate of 30% on net income, if any. Giving effect to these exclusions, first quarter 2004 GAAP net loss is currently expected to be between ($0.06) and ($0.03) per share.

Conference Call

Interested parties can hear the conference call concerning Plumtree’s financial results for the fourth quarter and fiscal year 2003 on Tuesday, January 20, 2004 at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) via live Webcast by visiting www.plumtree.com/ir, or alternatively, they may listen to a teleconference by calling 888-810-3138 for U.S. participants and 630-395-0017 for participants outside of the

Plumtree Software Announces Fourth Quarter 2003 Operating Results

U.S. The passcode for the teleconference is PLUMTREE. The Webcast replay of the call will be available at www.plumtree.com/ir from the conclusion of the initial Webcast until the release of Plumtree’s first quarter 2004 financial results. An audio replay of the call will also be available until the release of Plumtree’s first quarter 2004 financial results. The dial-in number for the audio replay is 800-234-2685 for U.S. callers and 402-220-9688 for callers outside of the U.S.

About Plumtree Software

Plumtree Software is the Enterprise Web leader. Plumtree’s mission is to create a comprehensive Web environment for employees, customers and partners across the enterprise to interact with different systems and work together. Plumtree’s Enterprise Web solution consists of integration products for bringing resources from traditional systems together on the Web, shared services such as collaboration, content management and search for building new Web applications, and a portal platform for delivering these Web applications to broad audiences. Plumtree’s independence and its Web Services Architecture allow this solution to span rival platforms and systems, helping to maximize customers’ return on their existing technology investments. With offices in more than a dozen countries, Plumtree has licensed over 575 customers, including Boeing, Ford Motor Company, Procter & Gamble and the U.S. Navy.

Safe Harbor Statement and Caution

This press release contains forward-looking statements within the meaning of the Federal Securities laws. These forward-looking statements include, but are not limited to statements regarding our current financial outlook for the first quarter of 2004; our ongoing product transition to “Radical Openness,” sales force alignment around our product transition and the related interest levels from our customers and partners. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ, perhaps materially, from those anticipated or suggested by such forward-looking statements. Our operating results are subject to customer demand for, satisfaction with, and return on investment and other benefits associated with our Enterprise Web Suite and other products; market acceptance and sales impact of our “Radical Openness” initiatives and third party applications development strategy; our ability to successfully execute on our sales force alignment, maintain customer and partner interest in our ongoing product efforts and to maintain our reputation and position in the market; and our financial discipline, general sales and financial performance expectations. Other risks and uncertainties include, without limitation, risks associated with our limited operating history; an uncertain general economic environment; adverse conditions in worldwide IT spending trends; failure to expand our customer base; the impact of increasing competition; the length and complexity of Plumtree’s sales cycle; timing and market acceptance of our new products; the success of major version releases; the ability of our customers to deploy our products successfully and their willingness to act as references; changes in the needs and priorities of existing and potential customers; reduced market acceptance of our products and services; failure to manage technological change; our ability to maintain and increase the size and productivity of our direct sales force and to expand into and within global markets; our ability to attract and retain channel and line of business application partners; our ability to manage costs; our ability to provide a return on investment to our

Plumtree Software Announces Fourth Quarter 2003 Operating Results

customers; the impact of geopolitical conflicts and events; and those other risks and uncertainties contained in the Company’s Annual Report filed with the Securities and Exchange Commission (“SEC”) on Form 10-K, its most recent 10-Q and all subsequent SEC filings. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. We undertake no obligation following the date of this release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date such statements are made. Past performance is not indicative of future results. We cannot guarantee any future operating results, activity, performance or achievement.

NOTE: Plumtree is a registered trademark of Plumtree Software, Inc. and/or its affiliates in the U.S. and/or other countries. All other registered and unregistered trademarks in this document are the sole property of their respective owners.

Each third party opinion or survey results noted in this release contains only one subjective evaluation of a technology market, representing marketplace characteristics at a given time and are subject to change without notice. These results and opinions should not be deemed to be an endorsement of Plumtree or any company or product. Any analyst opinion or survey represents only one of many information sources available and decision-makers should not rely solely on any one evaluation. Industry surveys and published analyst opinions are not an indication of future results. We caution you not to place undue reliance upon any survey or analyst report.

Investor Contact
Diohonne Beltramo
415-399-2554
Diohonne.Beltramo@plumtree.com

Press Contact
Carilu Dietrich
415-399-7047
Carilu.Dietrich@plumtree.com

Plumtree Software Announces Fourth Quarter 2003 Operating Results

Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheet

Plumtree’s management believes that a presentation of operating costs and expenses excluding restructuring charges incurred in the quarter, stock-based compensation and amortization of acquired technology, and assuming a fixed effective tax rate, provides a meaningful basis for evaluating our underlying cost and expense levels. Presentation of pro forma net income and earnings per share information provides greater comparability of Plumtree’s financial results against historical results as well as those of other enterprise software companies and financial models of securities analysts. A reconciliation of pro forma results to GAAP results is provided in the financial tables below.

PLUMTREE SOFTWARE, INC.
PRO FORMA* CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Pro Forma

	Three Months
	Ended		Year Ended
	December 31,		December 31,

	2003	2002	2003	2002

Revenue:
Licenses	$8,838	$11,172	$34,044	$49,581
Services and maintenance	9,934	8,307	37,408	33,338

Total revenue	18,772	19,479	71,452	82,919
Cost of revenue:
Cost of revenue	3,175	3,295	11,956	15,866

Gross margin	15,597	16,184	59,496	67,053
Operating expenses:
Research and development	5,283	4,455	20,667	18,140
Sales and marketing	8,168	7,779	30,637	33,281
General and administrative	2,015	905	6,845	7,241

Total operating expenses	15,466	13,139	58,149	58,662

Pro forma income from operations	131	3,045	1,347	8,391

Plumtree Software Announces Fourth Quarter 2003 Operating Results

	Pro Forma

	Three Months
	Ended		Year Ended
	December 31,		December 31,

	2003	2002	2003	2002

Interest and other income, net	254	274	1,425	718

Pro forma income before income taxes	385	3,319	2,772	9,109
Pro forma income taxes **	115	996	832	2,733

Pro forma net income	$270	$2,323	$1,940	$6,376

Pro forma net income per share:
Basic	$0.01	$0.08	$0.06	$0.32

Diluted	$0.01	$0.08	$0.06	$0.21

Shares used to compute net income per share:
Basic	31,204	29,255	30,640	19,863

Diluted	34,296	30,660	33,279	30,269

*	Pro forma statements of operations exclude $333, $220, $1.4 and $3.5 million of amortization of stock-based compensation, respectively and $394, $394, $1.6 million and $1.6 million, of amortization of acquired technology, respectively. In addition, the pro forma statements of operations exclude $0, $441, $475 and $441 of restructuring costs, respectively.

**	Assumes an annualized effective tax rate of 30% on net income, if any.

PLUMTREE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months
	Ended		Year Ended
	December 31,		December 31,

	2003	2002	2003	2002

Revenue:
Licenses	$8,838	$11,172	$34,044	$49,581
Services and maintenance	9,934	8,307	37,408	33,338

Total revenue	18,772	19,479	71,452	82,919

Plumtree Software Announces Fourth Quarter 2003 Operating Results

	Three Months
	Ended		Year Ended
	December 31,		December 31,

	2003	2002	2003	2002

Cost of revenue:
Cost of revenue	3,175	3,295	11,956	15,866
Amortization of stock-based compensation & acquired technology	462	438	1,823	2,292

Total cost of revenue	3,637	3,733	13,779	18,158

Gross margin	15,135	15,746	57,673	64,761
Operating expenses:
Research and development	5,283	4,455	20,667	18,140
Sales and marketing	8,168	7,779	30,637	33,281
General and administrative	2,015	905	6,845	7,241
Restructuring charges	—	441	475	441
Amortization of stock-based compensation	265	176	1,117	2,806

Total operating expenses	15,731	13,756	59,741	61,909

Income (loss) from operations	(596)	1,990	(2,068)	2,852
Interest and other income, net	254	274	1,425	718

Income (loss) before income taxes	(342)	2,264	(643)	3,570
Provision for income taxes	210	412	824	1,180

Net income (loss)	$(552)	$1,852	$(1,467)	$2,390

Net income (loss) per share:
Basic	$(0.02)	$0.06	$(0.05)	$0.12

Diluted	$(0.02)	$0.06	$(0.05)	$0.08

Shares used to compute net income (loss) per share:
Basic	31,204	29,255	30,640	19,863

Diluted	31,204	30,660	30,640	30,269

Plumtree Software Announces Fourth Quarter 2003 Operating Results

PLUMTREE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of	As of
	December 31,	December 31,

	2003	2002

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$67,689	$65,322
Accounts receivables, net of allowances	17,171	16,619
Other current assets	2,079	2,160

Total current assets	86,939	84,101
Property and equipment, net	1,798	2,698
Other long-term assets	2,025	3,923

	$90,762	$90,722

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,312	$1,630
Accrued and other current liabilities	12,084	14,747
Deferred revenues	19,027	18,539

Total current liabilities	32,423	34,916
Long-term liabilities	448	454

Total Liabilities	32,871	35,370
Total Stockholders’ Equity	57,891	55,352

	$90,762	$90,722

Plumtree Software Announces Fourth Quarter 2003 Operating Results